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                                                                    Exhibit 3.70

                          CERTIFICATE OF INCORPORATION
                                       OF
                   SILVER KING BROADCASTING OF ILLINOIS, INC.

     FIRST.    The name of the corporation is SILVER KING BROADCASTING OF
ILLINOIS, INC.

     SECOND.   Its registered office in the State of Delaware is to be located at 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801. The registered agent in charge thereof is the Corporation Trust Company.

     THIRD.    The purpose or purposes of the corporation are as follows:

          (a) To engage in the business of transmitting, receiving, relaying and/or distributing radio and/or television broadcasts, pictures, sounds, signals, and messages of all kinds by means of waves, radiation, wire, cable, radio, light or other means of communication of any type, kind or nature;

          (b) To purchase or otherwise acquire (for cash, notes, stock or bonds of this corporation or otherwise) assets used or useful in the aforesaid business, and to undertake or assume the whole or any part of any obligations and/or liabilities attendant thereto;

          (c) In general, to carry on any other business in connection with the foregoing, and

          (d) To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, and to have and exercise all the powers conferred by the laws of the State of Delaware upon corporations formed under the General Corporation Law of the State of Delaware.

     FOURTH.   The amount of the total authorized capital stock of this
corporation shall be one thousand (1,000) shares of voting common stock, with a par value of one cent ($0.01) per share.

     FIFTH.    The name and mailing address of the incorporator is as follows:

               Sheryl P. Lepisto
               1255 Twenty-Third Street, N.W.
               Suite 500
               Washington, D.C. 20037
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    SIXTH.   In furtherance and not in limitation of the power conferred by statute, the Board of Directors of the corporation shall have the following powers:

         (a) To adopt, and to alter or amend the Bylaws, to fix the amount to be reserved as working capital, and to authorize and cause to be executed mortgages and liens (without limit as to the amount) upon the property of this corporation; and

         (b) With the consent in writing or pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, to dispose of, in any manner, all or substantially all of the property of this corporation.

    SEVENTH. The shareholders and directors shall have the power to hold their meetings and keep the books, documents and papers of the corporation within or outside the State of Delaware and at such place or places as may be from time to time designated by the Bylaws or by resolution of the shareholders or directors, except as otherwise required by the laws of the State of Delaware.

    EIGHTH. The objects, purposes and powers specified in any clause or paragraph of this Certificate of Incorporation shall be in no way limited or restricted by reference to or inference from the terms of any other clause of paragraph of this Certificate of Incorporation. The objects, purposes and powers in each of the clauses and paragraphs of this Certificate of Incorporation shall be regarded as independent objects, purposes and powers. The objects, purposes and powers specified in this Certificate of Incorporation are in furtherance and not in limitation of the objects, purposes and powers conferred by statute.

    NINTH. No director of the corporation shall have any personal liability to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director unless it shall ultimately be determined in a civil or criminal action, suit or proceeding that the director: (i) breached his duty of loyalty to the corporation or its stockholders, (ii) committed acts or omissions which were not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) committed a breach of Section 174 of the General Corporation Law of the State of Delaware, or (iv) derived improper personal benefit in any corporate transaction. The corporation shall have the power to indemnify its officers, directors, employees and agents, and such other persons as may be designated as set forth in the Bylaws, to the full extent permitted by the laws of the State of Delaware.
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     TENTH. The corporation shall have perpetual existence.

     The undersigned, Sheryl P. Lepisto, for the purpose of forming a corporation under the laws of the State of Delaware, does hereby make, file and record this Certificate of Incorporation and does hereby certify that the facts herein stated are true, and has accordingly hereunto set her hand and seal.



                                       /s/Sheryl P. Lepisto
                                       ____________________
                                       Sheryl P. Lepisto

Dated: October 16, 1986
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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                   SILVER KING BROADCASTING OF ILLINOIS, INC.

SILVER KING BROADCASTING OF ILLINOIS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

                              DOES HEREBY CERTIFY

     FIRST: That by Unanimous Written Consent, the Board of Directors of SILVER KING BROADCASTING OF ILLINOIS, INC. (the "Corporation") duly adopted resolutions setting forth a proposed amendment of the Certificate of Incorporation of the Corporation and directed that the amendment be submitted to a vote of the sole Shareholder. The resolution setting forth the proposed amendment is as follows:

          "Resolved, that paragraph One of the Certificate of Incorporation shall be amended in its entirety and restated as follows:
               '1. The name of the corporation is HSN BROADCASTING OF ILLINOIS, INC.'"

     SECOND: That thereafter, pursuant to resolutions of the Board of Directors, the sole Shareholder of the Corporation by Written Consent waived any and all notice and adopted a resolution in favor of the amendment.

     THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.


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     FOURTH: That the capital of the Corporation shall not be reduced under or by reason of the amendment.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by James J. Flynn, its President, and Nando DiFillippo, Jr., its Secretary, this 31st day of May 1989.

                                        SILVER KING BROADCASTING OF
                                        ILLINOIS, INC.

                                        By: /s/ James J. Flynn
                                           _________________________

                                           James J. Flynn, President

   Attest:

   /s/ Nando DiFillipo
   ________________________________

   Nando DiFilippo, Jr., Secretary
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                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                       HSN BROADCASTING OF ILLINOIS, INC.

     HSN BROADCASTING OF ILLINOIS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

                              DOES HEREBY CERTIFY:

     FIRST: That by Unanimous Written Consent, the Board of Directors of SILVER KING BROADCASTING OF ILLINOIS, INC. (the "Corporation") duly adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of the corporation, and directed that the amendment be submitted to a vote of the sole shareholder. The resolution setting forth the proposed amendment is as follows:

     "RESOLVED, that paragraph one of the Certificate of Incorporation shall be amended in its entirety and restated as follows:

     '1.: The name of the corporation is SILVER KING OF ILLINOIS, INC.'"

     SECOND: That thereafter, pursuant to resolutions of the Board of Directors, the sole shareholder of the Corporation by Written Consent waived any and all notice and adopted a resolution in favor of the amendment.

     THIRD: That the amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.
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     FOURTH: That the capital of the Corporation shall not be reduced under or by reason of the amendment.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Jeffrey McGrath, its President, and Michael Drayer, its Assistant Secretary, this 1st day of October, 1992



                                       HSN BROADCASTING OF ILLINOIS, INC.



                                       By: /s/Jeffrey McGrath
                                           __________________
                                           Jeffrey McGrath, President

Attest:

/s/Michael Drayer
_________________
Michael Drayer, Assistant Secretary

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                   SILVER KING BROADCASTING OF ILLINOIS, INC.

                                      *****
         Silver King Broadcasting of Illinois, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

                              DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the Board, duly adopted a resolution proposing and declaring advisable an amendment to the Certificate of Incorporation of the Company, and directed that the amendment be submitted to a vote of the sole shareholder. The resolution setting forth the proposed amendment is as follows:

                  "RESOLVED, that paragraph one of the Certificate of Incorporation be amended in its entirety and restated as follows:

                  FIRST: The name of the corporation is USA Station Group of Illinois, Inc."

SECOND: That in lieu of a meeting and vote of stockholders, the sole shareholder of the Company by unanimous written consent adopted a resolution in favor of the amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.
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THIRD:            That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective upon filing with the office of the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, said Silver King Broadcasting of Illinois, Inc. has caused this certificate to be signed by H. Steven Holtzman, its Assistant Secretary, this 20th day of February, 1998.

                                    Silver King Broadcasting of Illinois, Inc.

                                   By:  /s/ H. Steven Holtzman
                                        ______________________________
                                        H. Steven Holtzman
                                        Secretary